ELEVENTH AMENDMENT TO
LOAN AND SERVICING AGREEMENT
(Golub Capital BDC Funding LLC)

THIS ELEVENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of October 31, 2013 (this “Amendment”), is entered into by and among GOLUB CAPITAL BDC Funding LLC, as the Borrower (the “Borrower”), GOLUB CAPITAL BDC, INC., as the Transferor and the Servicer, the Institutional Lender identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO SECURITIES, LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the above-named parties have entered into that certain Loan and Servicing Agreement, dated as of July 21, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, and the Collateral Agent, the Account Bank and the Collateral Custodian;

WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.    Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2.    Amendment.

2.1 The definition of “Adjusted Borrowing Value” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

““Adjusted Borrowing Value” means for any Eligible Loan Asset, for any date of determination, an amount equal to the lowest of: (i) the Outstanding Balance of such Eligible Loan Asset at such time, (ii) the Advance Date Assigned Value of such Eligible Loan Asset multiplied by the Outstanding Balance of such Eligible Loan Asset at such time and (iii) the Assigned Value of such Eligible Loan Asset at such time multiplied by the Outstanding Balance of such Eligible Loan Asset at such time; provided that the parties hereby agree that the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset shall be zero. Amounts in excess of (a) $22,000,000 with respect to each of any two (2) Obligors (including any Affiliate thereof), (b) $17,500,000 with respect to each of any two (2) additional Obligors (including any Affiliate thereof) and (c) $15,000,000 in all other instances shall not be included in the Adjusted Borrowing Value of the applicable Eligible Loan Assets.”

2.2 The definition of “Maximum Facility Amount” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

““Maximum Facility Amount” means the aggregate Commitments as then in effect, which amount shall not exceed $250,000,000; provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.”

2.3 The definition of “Minimum Equity Amount” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

““Minimum Equity Amount” means, as of any date of determination, an amount equal to the greater of (a) $52,500,000 and (b) the sum of the Adjusted Borrowing Value of all Eligible Loan Assets of the three largest Obligors included in the Collateral Portfolio.”

2.4 The Reinvestment Period under the Agreement is hereby amended to replace the date “November 21, 2013” where it appears in the definition of “Reinvestment Period” in Section 1.01 of the Agreement with the date “October 21, 2014”.

2.5 The Stated Maturity Date under the Agreement is hereby amended to replace the date “October 20, 2017” where it appears in the definition of “Stated Maturity Date” in Section 1.01 of the Agreement with the date “October 22, 2018”.

2.6 The Commitment of Wells Fargo Bank, N.A. on the cover page and Annex A to the Agreement shall be amended and restated as “$250,000,000”.

2.7 Section 2.09 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 2.09 Non-Usage Fee.

The Borrower shall pay, in accordance with Section 2.04, pro rata to each Lender (either directly or through the applicable Lender Agent), a non-usage fee (the “Non-Usage Fee”) payable in arrears for each Remittance Period, equal to the sum of the products for each day during such Remittance Period of (i) one divided by 360, (ii) the applicable Non-Usage Fee Rate (as defined below), and (iii) the aggregate Commitments minus the Advances Outstanding on such day (such amount, the “Unused Portion”). The Non-Usage Fee Rate (the “Non-Usage Fee Rate”) shall be equal to, except as provided in clauses (1), (2), (3) and (4) below, (i) 0.50% on any Unused Portion up to or equal to the first $100,000,000 of such Unused Portion and (ii) 2.00% on any Unused Portion in excess of the first $100,000,000:

(1) for the period from (and including) July 10, 2013 through (and excluding) September 18, 2013, (i) 0.50% on any Unused Portion up to or equal to the first $40,000,000 of such Unused Portion and (ii) 2.00% on any Unused Portion in excess of the first $40,000,000;

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(2) for the period from (and including) September 18, 2013 through (and excluding) October 18, 2013, 0.50%;

(3) from (and including) October 18, 2013 through (and excluding) October 31, 2013, (i) 0.50% on any Unused Portion up to or equal to the first $70,000,000 of such Unused Portion and (ii) 2.00% on any Unused Portion in excess of the first $70,000,000; and

(4) for the period from (and including) October 31, 2013 through (and excluding) November 18, 2013, (i) 0.50% on any Unused Portion up to or equal to the first $130,000,000 of such Unused Portion and (ii) 2.00% on any Unused Portion in excess of the first $130,000,000.”

SECTION 3.    Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4.    Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a)                this Amendment has been duly executed and delivered by it;

(b)               this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c)                there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.

SECTION 5.    Conditions to Effectiveness.

The effectiveness of this Amendment is subject to receipt by the Administrative Agent of (i) executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment, (ii) the fees payable pursuant to that certain fee letter agreement dated the date hereof and (iii) a replacement Variable Funding Note with a face amount of $250,000,000 in exchange for the outstanding Variable Funding Note held by Wells Fargo Bank, N.A.

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SECTION 6.    Miscellaneous.

(a)                This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)               The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)                This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)               The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)                Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)                This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)               THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GOLUB CAPITAL BDC FUNDING LLC

By:
Name:
Title:

THE TRANSFEROR AND SERVICER:	GOLUB CAPITAL BDC, INC.

By:
Name:
Title:

THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.

By:
Name:
Title:

[Signatures Continue on the Following Page]

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ADMINISTRATIVE AGENT:	WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

THE INSTITUTIONAL LENDER:	WELLS FARGO BANK, N.A.

By:
Name:
Title:

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